Exhibit 99.2

                              THE MAXIM GROUP, INC.
                               210 TownPark Drive
                             Kennesaw, Georgia 30144

                                 August 9, 1998

Shaw Industries, Inc.
616 East Walnut Avenue
Dalton, Georgia 30720
Attn: Chairman

     Re: Agreement and Plan of Merger, dated June 23, 1998 (the "Merger Agreement"), among Shaw Industries, Inc., Shaw Carpet Showplace, Inc., CMAX Acquisition, Inc. and The Maxim Group, Inc.

Ladies and Gentlemen:

     This letter will serve as an amendment and modification by the Company, Targetl, the Subsidiary and Parent to the Merger Agreement. From and after the date hereof, the Merger Agreement shall be deemed to mean the Merger Agreement, as amended hereby. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     A. The parties hereto hereby agree to amend and modify the Merger Agreement as follows:

     1. Section 2.1 of Article II of the Merger Agreement is hereby amended by deleting therefrom the phrase "the Subsidiary" and inserting in lieu thereof the phrase "Target1".

     2. Section 3.2(b)(i) of Article III of the Merger Agreement is hereby amended by deleting therefrom the reference to the phrase "Target3".

     3. Section 3.2(b)(ii) of Article III of the Merger Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (ii) (A) Within thirty (30) days after the Closing Date, the Company shall deliver to Parent a final balance sheet related to the retail stores listed on Schedule 6.13, which final balance sheet (x) shall reflect the net book value of the consolidated assets and Accrued Liabilities (as hereinafter defined) of Target as of the Effective Time in accordance with generally accepted accounting principles consistently applied ("GAAP") following the transfers contemplated by
          Section 6.13 hereof and (y) shall be in substantially the same form as the Opening Balance Sheet (the "Closing Balance Sheet"). Parent and its representatives may participate in the preparation of the Closing Balance Sheet.

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Shaw Industries, Inc.
August 9, 1998
Page 2

          (B) As soon as practicable after the Closing Date and in any event within sixty (60) days thereafter, the Company shall cause Arthur Andersen LLP, the independent public accountants of the Company, to review the Closing Balance Sheet pursuant to the procedures set forth in the engagement letter, dated July 22, 1998, from Arthur Andersen LLP to, and accepted by, the Company and Parent, with such changes to such procedures (i) as may be approved by Company and Parent from time to time, or (ii) as may be separately requested by either of Company or Parent, provided, that in the event either Company or Parent separately requests changes to such procedures and such changes are not approved by the other party then the additional costs incurred as a result of such request, if any, shall be the sole responsibility of the requesting party (the "Engagement Letter"); provided, however, that the net book value of goodwill shall be valued for all purposes under this Agreement at the value reflected in the Opening Balance Sheet. Any adjustments made by Arthur Andersen LLP following its review of the Closing Balance Sheet pursuant to the procedures set forth in the Engagement Letter shall be set forth in a report provided to each of the Company and Parent (the Closing Balance Sheet as adjusted by such report being hereinafter referred to as the "Post-Closing Report"). The Post-Closing Report shall be submitted to each of Parent and the Company for their approval, which shall not be unreasonably withheld, within 20 days following submission by the accountants. Other than as provided above, Parent and the Company shall each bear one-half of the costs incurred in connection with the preparation of the Post-Closing Report and each of Parent and Company shall bear their respective expenses incurred in connection with their review of the Post-Closing Report.

     4. Section 3.2(b) of Article III of the Merger Agreement is hereby further amended by adding the following new subsection (v) thereto:

          (v) The Company hereby agrees that Parent and Target shall bear no responsibility for liabilities that do not relate to the operation of the retail stores listed on Schedule 6.13, and Company will immediately reimburse Parent and/or Target, as the case may be, for any of such liabilities that are paid by Parent and/or Target after the Effective Time. The Company and Parent hereby further agree that those certain liabilities described on Exhibit "D" that relate to the operation of the retail stores listed on Schedule 6.13 will be accrued on the Closing Balance Sheet in accordance with GAAP (the "Accrued Liabilities"), and the same will be subject to adjustment pursuant to

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Shaw Industries, Inc.
August 9, 1998
Page 3

          the Post-Closing Report (such Accrued Liabilities, as so adjusted being hereinafter referred to as the "Final Accrued Liabilities"). Parent agrees to pay, or to cause Target to pay, all of the payables relating to the operation of the retail stores listed on Schedule 6.13; provided, that the Company hereby agrees to reimburse Parent and/or Target, as the case may be, immediately for any and all payables that relate to the operation of the retail stores listed on
          Schedule 6.13 prior to the Closing Date (the "Pre-Closing Payables"), except for the Final Accrued Liabilities, for which no reimbursement will be owed unless the Parent's or Target's payment exceeds the amount reserved in the Closing Balance Sheet, as adjusted pursuant to the Post-Closing Report, in which event Company will reimburse Parent and/or Target, as the case may be, immediately for any payments made in excess of such reserve. If and to the extent that trade payable invoices rendered by third party vendors include Pre-Closing Payables and non-Pre-Closing Payables, the same shall be appropriately segregated by the Company and Parent. Utility bills and similar expenses that cannot be readily segregated shall be prorated on a per diem basis with the Pre-Closing Payables to include the prorated share that is allocated to periods that are prior to the Closing Date.

     5. Section 4.1(a) of Article IV of the Merger Agreement is hereby amended by deleting therefrom the reference to the phrase and parenthetical "Shaw Retail Properties, Inc. ("Target3")."

     6. Section 4.1(a) of Article IV of the Merger Agreement is hereby further amended by deleting therefrom any and all references to the phrase "Target3."

     7. Section 4.1(e) of Article IV of the Merger Agreement is hereby amended by deleting subsection (iii) thereof in its entirety and inserting the following in lieu thereof. "(iii) [Intentionally Reserved]."

     8. Section 6.10 of Article VI of the Merger Agreement is hereby amended by deleting therefrom both references to the word "Administrative" and inserting in lieu thereof the word "Transition".

     9. Section 7.4(b) of Article VII of the Merger Agreement is hereby amended by deleting therefrom the reference to "Indemnitor" appearing in the second line thereof and inserting in lieu thereof a reference to "Indemnitee".

     10. The Merger Agreement is hereby amended by adding thereto a new Exhibit "D", which Exhibit "D" shall be in the form attached hereto.

Shaw Industries, Inc.
August 9, 1998
Page 4

     11. Section 7.2 of Article VII of the Merger Agreement is hereby amended by
(i) deleting the period at the end of subsection (e) and substituting a semicolon followed by the term "or" in lieu thereof, and (ii) adding the following new subsection (f) to the end thereof:

          (f) Any litigation matters disclosed in Schedule 4.9 of the Merger Agreement or any litigation pending or threatened against the Company, a Target, a predecessor in interest or any of their respective affiliates at or prior to the Effective Time whether or not disclosed to Parent at or prior to Closing arising out of events occurring before the Effective Time.

     12. Section 7.7 of Article VII of the Merger Agreement is hereby amended by adding the term "or Section 7.2(f)" (i) to the end of subsection (a) of Section 7.7, and (ii) immediately after the reference to Section 7.2(b) appearing in subsection (c) of Section 7.7.

     13. The Schedules to the Merger Agreement are hereby amended by deleting therefrom Schedule 6.13 in its entirety and inserting in lieu thereof the replacement Schedule 6.13 attached hereto.

     B. The Company agrees that it will provide, at the request of Parent or any other Indemnitee, an assurance letter to third parties, in form and substance reasonably acceptable to such third parties, indicating that such litigation matters (or any future litigation matters for which the Company is providing indemnification under Article VII of the Merger Agreement) are not in any way the responsibility or liability of Parent or any other Indemnitee and are the sole responsibility of the Company.

     C. The Company hereby represents and warrants to Parent that all the transfers contemplated by Section 6.13 of the Merger Agreement are complete and all liabilities of Target, other than liabilities related to the operation of the retail stores listed on Schedule 6.13 specifically assumed by Parent pursuant to the Merger Agreement, have been transferred from Target to the Company or another entity controlled by the Company.

     Please evidence your acceptance of and agreement to the above-listed amendments by executing this letter agreement in the space provided for below.

Shaw Industries, Inc.
August 9, 1998
Page 5

     By signing below, each party hereto represents and warrants that all representations, warranties, covenants and agreements made by such party in the Merger Agreement are true, correct and accurate as of the date hereof and that each such party remains bound thereby.

                                               Sincerely,

                                               THE MAXIM GROUP, INC.


                                               By: /s/ Thomas P. Leahey
                                                   ---------------------
                                                    Thomas P. Leahey, Executive
                                                    Vice President - Finance

Agreed to and accepted this 9th
day of August, 1998:

CMAX ACQUISITION, INC.                         SHAW CARPET SHOWPLACE, INC.

By: /s/ Thomas P. Leahey                       By: /s/ Bennie M. Laughter
    ---------------------                          -----------------------
     Thomas P. Leahey, Vice President               Bennie M. Laughter, Vice
       and Treasurer                                   President and Secretary


SHAW INDUSTRIES, INC.


By: /s/ Bennie M. Laughter
    -----------------------
     Bennie M. Laughter, Vice President
        and Secretary




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


                                   EXHIBIT "D"
                Liabilities Accrued on the Closing Balance Sheet:

1. Customer Deposits

2. Installer Retainage Accrual

3. Installer Bonus Accrual

4. Vacation/Personal Days Accrual

5. Real Estate/Personal Property Accruals

6. Employee Bonus Accruals

7. Combined Liabilities for the Carpet Exchange, Baker Brothers, Carpet Factory Outlet, Carpet Center, as follows:

     (a) Notes Payable

     (b) Long Term Debt

     (c) Accrued Payables

     (d) Accrued Salaries and Wages

     (e) Accrued Income Taxes

                                  Schedule 6.13
                              LIST OF RETAIL STORES
1.       Target2 and Target4 will become wholly-owned subsidiaries of Targetl.

2. The retail stores to be owned by Target at the Effective Time of the Merger (the "Merger Stores") are as follows:

         a. The stores listed on the Schedules of Leases attached hereto (except for the Iowa City store if it is transferred as described in Schedule 4.7(g) to the Merger Agreement).

         b.       The store listed on the schedule of Owned Property included on
                  Schedule 4.11(c) to the Merger Agreement.

3. Unless otherwise contemplated by the Agreement, to the extent that assets and liabilities not related to the Merger Stores are currently in Target, such assets and liabilities will be transferred out of Target.

4. Except for the assets set forth on Schedule 4.2.1(a) to the Merger Agreement and unless otherwise contemplated by the Merger Agreement, to the extent that storebased assets and liabilities of Merger Stores are not currently in Target, they will be transferred into Target.













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